                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Marc Brailov
MicroStrategy Incorporated
(703) 770-1670
(703 407-9884 (Cell)
mbrailov@microstrategy.com
--------------------------

                 MicroStrategy Reports Profitability in Q1 2002
      Company exceeds estimates reporting both a GAAP and pro forma profit

MCLEAN, Va., April 29, 2002 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ending March 31, 2002 (the first quarter of its 2002 fiscal year), reporting both GAAP and pro forma profitability.

          First quarter 2002 revenues were $35.7 million versus $43.2 million in fourth quarter of 2001 and $49.4 million in the first quarter of 2001. Net income attributable to common stockholders for the first quarter of 2002, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $0.4 million. Pro forma net income for the first quarter of 2002 was $1.8 million. Pro forma net income excludes restructuring and impairment charges, amortization of goodwill and intangible assets, losses on investments and gains attributable to a reduction in the estimated cost of a litigation settlement and other non-recurring items. Diluted pro forma earnings per share was $0.02 and diluted GAAP loss per share was $(0.08) in the quarter. GAAP earnings per share loss adjustments include an assumed $10.4 million non-cash loss on conversion of preferred securities further described below. A reconciliation of GAAP to pro forma earnings is included in the attached financial exhibits.

         "After achieving our profitability objective in the traditionally strong fourth quarter of last year, we're pleased to report we sustained profitability in the first quarter of 2002," said MicroStrategy President and CFO, Eric Brown. "These results are further evidence of our progress at establishing an increasingly productive and competitive business intelligence software company."

         "During 2001, we restructured the firm, drastically cutting our cost and capital requirements, and reducing our scope to focus on the Business Intelligence Platform market. Our operating results improved steadily throughout the year, and we ended the year having achieved our goal of pro forma profitability," said Michael J. Saylor, MicroStrategy Chairman and CEO.

         He continued: "During 2002, our goal is to strengthen our enterprise software business by launching new products, introducing new proprietary services, and more carefully managing both our corporate as well as our customer facing activities. I am pleased to report that we are making steady progress in all these areas. In Q1 2002, our improved budgeting and control systems allowed us to exceed our earnings guidance. We also upgraded our Consulting, Education, and Support service offerings to provide more proprietary Business Intelligence advice to our customers. By selling some of these new offerings in the form of annual service contracts, we expect to create new, profitable, recurring revenue streams while simultaneously providing more value to our customers.

         On April 26, we made MicroStrategy 7i generally available. We believe that we are the first Business Intelligence vendor to offer a product line that combines the features of Ad-Hoc Query, Reporting, OLAP, ROLAP, and Statistical/Financial Analysis into a single platform. MicroStrategy 7i should allow us to win business that otherwise would have gone to Business Objects, Cognos, Hyperion or SAS. Additionally, MicroStrategy 7i will allow us to generate revenue from existing customers as they license new modules and expand their user and processor capacity.

         We believe that we now have the right combination of products and services to be successful in the high end of the Business Intelligence market and have properly restructured our business model. We now have the opportunity to sell a broad range of compatible software modules and proprietary BI services to existing customers, as well as a highly differentiated Business Intelligence Platform to new customers. We have never had a stronger product line or larger addressable customer base. Accordingly, we have shifted our focus to sales execution and have embarked upon an aggressive program to increase the size, scope, and effectiveness of our sales organization. During the coming year, we expect to add personnel at all levels of the sales hierarchy, with special emphasis on filling out the ranks of junior account executives. Given our renewed focus on enterprise Business Intelligence and advances in web-based product support, we are optimistic that we can increase our revenues faster than our cost of sales."

                             Highlights from Q1 2002

Signed Agreements with 26 OEMs (Original Equipment Manufacturers) & Systems Integrators

New partners include: ABH Consulting, Inc; Annams Systems Corporation; Atlantic Intelligence Inc.; B & B Technology Services, Inc.; CadenceQuest, Inc.; Convergent Domains, LLC; Covansys; DST Innovis; Euclid, Inc.; Eyretel, Inc.; Gestion DLH Inc.; Infowise Solutions, Inc.; Innovative Consulting; Keyrus Canada, Inc.; Kinetic Networks; Retail Solutions, Inc.; Supra Software; TechnoLogix; Vivare, Inc. and Vizional.

Added 109 New Customers

New Customers and New Deals with Existing Customers in Q1 2002 Included:

Best Buy Co., Inc.; Bed, Bath & Beyond Inc.; Centers for Medicare & Medicaid Services; CVS; Verizon Communications Inc.; AstraZeneca; Foot Locker, Inc.; Children International; Keyspan Corporation; Elder-Beerman Stores Corp.; Telecom Italia; The Container Store; Compuware Corp.; and NDC Health Corporation.

Samples of Noteworthy Customer Deals from Q1 2002:

AstraZeneca:

AstraZeneca, one of the top five pharmaceutical companies in the world, purchased MicroStrategy software and services to extend its business intelligence applications across the enterprise. Approximately 250 AstraZeneca employees currently use the MicroStrategy platform to determine market share, easily explore cost and profit data, and track the performance of new products. The global pharmaceutical company uses MicroStrategy software to distribute 70,000 reports within a 24-hour window. As a result, employees have the ability to make more effective business decisions that increase sales and drive market share gains.

Best Buy:

Best Buy, North America's leading specialty retailer of consumer electronics, personal computers, entertainment software and appliances, purchased 13,000 additional MicroStrategy software licenses. A MicroStrategy customer since 1997, Best Buy's award-winning business intelligence applications are currently deployed to 4,500 end users for business performance management and vendor performance management. The recent first quarter purchases will enable Best Buy to deploy MicroStrategy 7 to its newly acquired businesses, including Sam Goody, Suncoast, Media Play, and On Cue stores, as well as extend its current in-store business intelligence applications to additional Best Buy stores.

Telecom Italia:

Telecom Italia, Italy's top telecommunications firm in wireless and fixed-line operations, purchased additional MicroStrategy software and services to expand their business intelligence applications. The company uses MicroStrategy software to analyze the characteristics and needs of over one million portal visitors to its four Web sites. Using MicroStrategy products, Telecom Italia can improve its customer service and increases customer loyalty.

More Recognition of MicroStrategy's Technological Leadership

In January 2002, MicroStrategy won Reader's Choice awards in Intelligent Enterprise, a leading IT publication, for its software's advanced analysis and data mining capabilities and for customer relationship management (CRM) analysis. MicroStrategy won these awards in competition with Business Objects, Oracle, Cognos, Brio, Actuate, and SAS Institute.

Also in January of 2002, MicroStrategy 7 was found to be the most comprehensive analytical tool reviewed by the CRN Test Center, in an evaluation of analytical tools including Microsoft's Data Analyzer 3.5 and ProClarity's Analytic Platform
4.0. MicroStrategy's interactive, pure-HTML Web client and extensive library of analytical functions were among the top features the review highlighted, and the MicroStrategy 7 platform was deemed the best solution for the Web.

Finance Commentary

Diluted pro forma earnings per share was $0.02 and diluted GAAP loss per share was $(0.08) in the quarter. The Q1 2002 diluted GAAP loss per share of $(0.08) was primarily the result of an adjustment to the numerator of the earnings per share calculation of $10.4 million in losses from the assumed conversion of MicroStrategy's Series A, B, and C preferred shares, in addition to the incremental shares added to the denominator. This assumed loss on conversion is strictly a non-cash item and is the theoretical difference between the fair market value of the common shares to be issued and the current carrying value of the preferred securities. Even though the Series A, B and C preferred shares are unconverted as of the end of Q1 2002, the assumed loss on conversion must be considered for the GAAP earnings per share computation. A reconciliation of the adjustments to the numerator and denominator on the GAAP earnings per share calculation and additional disclosure is included in the attached financial exhibits. For the first quarter ending March 31, 2002, the company reported positive pro forma EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of $6.4 million making this the fourth consecutive quarter of positive pro forma EBITDA results. A reconciliation of net income attributable to common stockholders to EBITDA is provided in the attached financial exhibits. In connection with completing the development of MicroStrategy 7i, the Company capitalized $2.4 million in software development costs during Q1 2002 and expects to capitalize additional costs through the general availability release in late April 2002. The Company expects the quarterly capitalization of software development costs to be substantially less for the duration of 2002 as compared to Q1 2002. In April of 2002, the Company amended its credit facility with Foothill Capital, a subsidiary of Wells Fargo, to eliminate the covenant requiring that the company raise an additional $10 million in either equity financing or through asset sales by June 30, 2002.

Separately, MicroStrategy Chairman and CEO, Michael Saylor, has informed the company that, effective April 29, 2002, he is terminating his 10b5-1 selling program announced in February 2001. "I think the company is well positioned to grow and prosper during the coming years," said Mr. Saylor. "We have the opportunity to become a truly great enterprise software company. Given the current uncertain state of the markets, I believe that it is important that I reaffirm my commitment to both the company as well as our other loyal shareholders. I currently hold approximately 36 million shares of MicroStrategy and believe that they are my best investment. I am terminating my 10b5-1 program because I believe the needs of our employees, customers, and investors should come ahead of my own routine diversification plan in these difficult times."

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2002 supersedes any previously announced guidance as to the Company's expectations for financial results for 2002.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy for the quarter ending June 30, 2002:

Revenue is expected to be in the range of approximately $33 to $37 million. Pro forma results of operations, excluding special items, are expected to range from a loss of $3 million to breakeven. Pro forma earnings per share, excluding special items, and assuming a basic weighted average share count is expected to range from a loss of approximately $(0.03) per share to $0.00 per share. Average share count in the quarter using the basic weighted average share count method is expected to be 96-97 million. This assumes conversion of the Series A preferred stock and no interim conversion of the Series B, C, or D preferred stock.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy for the full year ending December 31, 2002:

Consolidated revenue is expected to be in the range of approximately $145 to $160 million. Consolidated pro forma earnings per share, excluding special items, is expected to be in the range of approximately $0.02 to $0.06 per share.

MicroStrategy will hold a conference call chaired by Michael Saylor today at 5:30 p.m. (EST) Domestically, dial 877-597-9704 and mention Michael Saylor as the chairperson prior to 5:30 p.m. EST, or for 48-hour playback access, dial 800-642-1687 and enter the conference ID 3797796. Internationally, dial 706-634-6550 and mention Michael Saylor as the chairperson prior to 5:30 p.m. EST, or for 48-hour playback, dial 706-645-9291 and enter the conference ID 3797796. For a live Webcast or replay of the call, visit -- http://www.microstrategy.com/investor or http://www.streetevents.com for StreetEvents subscribers.

About MicroStrategy Incorporated

Leadership in a Critical Market: Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Large and small companies alike are harnessing MicroStrategy's business intelligence software to gain vital insights from their data to help them proactively enhance cost-efficiency, productivity and customer relations and optimize revenue-generating strategies. MicroStrategy's business intelligence platform offers exceptional capabilities that provide organizations -- in virtually all facets of their operations -- with user-friendly solutions to their data query, reporting, and advanced analytical needs, and distributes valuable insight on this data to users via Web, wireless, and voice. PC Magazine selected MicroStrategy 7(TM) as the 2001 "Editors' Choice" for business intelligence software.

Enterprise-Class Business Intelligence: MicroStrategy 7i is a truly integrated, enterprise-class, Web-based business intelligence platform. With MicroStrategy 7i, enterprises can now standardize on one business intelligence platform and deploy high-value business intelligence enterprise-wide. MicroStrategy 7i's configurable query, reporting, and OLAP Web interface is designed to support all users, from casual report viewers to power analysts.

Diverse Customer Base: MicroStrategy's customer base cuts across industry and sector lines, with over 1,500 enterprise-class customers, including Lowe's Home Improvement Warehouse, AT&T Wireless Group, Wachovia and GlaxoSmithKline. MicroStrategy also has relationships with over 400 systems integrators and application development and platform partners, including IBM, PeopleSoft, Compaq, and JD Edwards.

MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com .

MicroStrategy, MicroStrategy 7i, and Scalable Business Intelligence Platform Built for the Internet are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; the possibility that the conditions to the securities class action and shareholder derivative settlement agreements will not be satisfied; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                                       ###

                           MICROSTRATEGY INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)


                                                                                            Three Months Ended
                                                                                                 March 31,
                                                                                ----------------------------------------
                                                                                     2002                       2001
                                                                                --------------             -------------
                                                                                 (unaudited)               (as adjusted)
Revenues
Product licenses                                                                      14,498                $   18,636
Product support and other services                                                    21,161                    30,776
                                                                                ------------                ----------
  Total revenues                                                                      35,659                    49,412
                                                                                ------------                ----------

Cost of Revenues
Product licenses                                                                         521                     1,049
Product support and other services                                                     6,640                    15,345
                                                                                ------------                ----------
  Total cost of revenues                                                               7,161                    16,394
                                                                                ------------                ----------
Gross profit                                                                          28,498                    33,018
                                                                                ------------                ----------
Operating Expenses
Sales and marketing                                                                   12,470                    26,630
Research and development                                                               5,351                    10,463
General and administrative                                                             6,762                    11,728
Restructuring and impairment charges                                                   1,232                         -
Amortization of goodwill and intangible assets                                           965                     4,249
                                                                                ------------                ----------
  Total operating expenses                                                            26,780                    53,070
                                                                                ------------                ----------
Income (loss) from operations                                                          1,718                   (20,052)

Financing and Other Income (Expense)
Interest income                                                                          230                       809
Interest expense                                                                      (1,619)                     (284)
Loss on investments                                                                     (289)                   (1,097)
Reduction in estimated cost of litigation settlement                                   3,460                     9,665
Other expense, net                                                                      (116)                      (90)
                                                                                ------------                ----------
  Total financing and other income                                                     1,666                     9,003
                                                                                ------------                ----------
Income (loss) from continuing operations before income taxes                           3,384                   (11,049)
  Provision for income taxes                                                             399                       289
                                                                                ------------                ----------

Net income (loss) from continuing operations                                           2,985                   (11,338)
                                                                                ------------                ----------

Discontinued Operations
Loss from discontinued operations                                                          -                    (9,233)
                                                                                ------------                ----------
Net income (loss)                                                                      2,985                   (20,571)
                                                                                ------------                ----------
  Dividends on and accretion of series A, B, C and D convertible
    preferred stock                                                                   (2,557)                   (2,158)
                                                                                ------------                ----------
Net income (loss) attributable to common stockholders                           $        428                $  (22,729)
                                                                                ============                ==========

Basic earnings (loss) per share
--------------------------------------------------------------------------------

     Continuing operations, including preferred dividends and accretion         $       0.00                $    (0.17)
     Discontinued operations                                                               -                $    (0.11)
                                                                                ------------                ----------
     Net income (loss) attributable to common stockholders                      $       0.00                $    (0.28)
                                                                                ============                ==========
     Basic weighted average shares outstanding                                        93,377                    81,269
                                                                                ============                ==========

Diluted earnings (loss) per share
--------------------------------------------------------------------------------

     Continuing operations, including preferred dividends and accretion         $      (0.08)               $    (0.17)
     Discontinued operations                                                               -                $    (0.11)
                                                                                ------------                ----------
     Net income (loss) attributable to common stockholders                      $      (0.08)               $    (0.28)
                                                                                ============                ==========
     Diluted weighted average shares outstanding                                     118,824                    81,269
                                                                                ============                ==========

Supplemental Data

Pro forma net operating income (loss)                                           $      1,792                $  (15,657)
                                                                                ============                ==========

Pro forma basic net operating income (loss) per share                           $       0.02                $    (0.19)
                                                                                ============                ==========

Pro forma diluted net operating income (loss) per share                         $       0.02                $    (0.19)
                                                                                ============                ==========


Pro forma net operating income (loss) is calculated by starting with net income
(loss) from continuing operations and adding back restructuring and impairment charges, amortization of goodwill and intangible assets, loss on investments, and reduction in estimated cost of litigation settlement. Additionally, the pro forma net operating loss for Q1 2002 excludes other non-recurring gains totaling $219. Pro forma basic net operating income (loss) per share is computed by dividing pro forma net operating income (loss) by basic weighted average shares outstanding. Similarly, pro forma diluted net operating income (loss) per share is computed by dividing pro forma net operating income (loss) by diluted weighted average shares outstanding.

Additional schedules are attached hereto that: (i) reconcile net income (loss) from continuing operations to pro forma net operating income (loss) and (ii) compute basic and diluted earnings (loss) per share.

                           MICROSTRATEGY INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)



                                                                                               March 31,         December 31,
                                                                                                 2002                2001
                                                                                              -----------        ------------
Assets                                                                                        (unaudited)          (audited)
Current assets
  Cash and cash equivalents                                                                   $   32,627          $  38,409
  Restricted cash                                                                                    194                439
  Short-term investments                                                                             590                904
  Accounts receivable, net                                                                        22,652             22,281
  Prepaid expenses and other current assets                                                        4,736              5,902
                                                                                              ----------          ---------
Total current assets                                                                              60,799             67,935

Property and equipment, net                                                                       24,303             26,506
Goodwill and intangible assets, net                                                                4,437              5,402
Deposits and other assets                                                                          5,913              3,789
                                                                                              ----------          ---------
Total Assets                                                                                  $   95,452          $ 103,632
                                                                                              ==========          =========
Liabilities and Stockholders' Equity (Deficit)
Current liabilities
  Accounts payable and accrued expenses                                                       $   17,210          $  18,935
  Accrued compensation and employee benefits                                                       8,373             13,654
  Accrued interest and preferred dividends                                                         8,012              7,351
  Accrued restructuring costs                                                                      6,455              7,422
  Deferred revenue and advance payments                                                           22,796             20,987
  Contingency from terminated contract                                                            17,167             17,074
  Working capital line of credit                                                                       -              1,212
  Net liabilities of discontinued operations                                                       3,309              4,479
                                                                                              ----------          ---------
Total current liabilities                                                                         83,322             91,114

Deferred revenue and advance payments                                                              4,198              5,431
Accrued litigation settlement                                                                     65,120             68,637
Other long-term liabilities                                                                        2,929              3,536
Accrued restructuring costs                                                                        4,861              4,271
                                                                                              ----------          ---------
Total Liabilities                                                                                160,430            172,989
                                                                                              ----------          ---------
Series A redeemable convertible preferred stock                                                    6,449              6,385
Series B redeemable convertible preferred stock                                                   32,422             32,343
Series C redeemable convertible preferred stock                                                   26,130             25,937
Series D convertible preferred stock                                                               4,215              3,985

Stockholders' equity (deficit):
  Preferred stock undesignated; $.001 par value; 4,973 shares
    authorized; no shares issued or outstanding                                                        -                  -
  Class A common stock; $.001 par value; 330,000 shares authorized;
    46,429 and 43,689 shares issued and outstanding, respectively                                     46                 44
  Class B common stock; $.001 par value; 165,000 shares authorized; 46,531
    and 48,233 shares issued and outstanding, respectively                                            47                 48
  Additional paid-in capital                                                                     240,379            239,580
  Deferred compensation                                                                              (69)               (99)
  Accumulated other comprehensive income                                                           2,545              2,547
  Accumulated deficit                                                                          (377,142)           (380,127)
                                                                                              ----------          ---------
Total Stockholders' Equity (Deficit)                                                           (134,194)           (138,007)

Total Liabilities and Stockholders' Equity (Deficit)                                          $   95,452          $ 103,632
                                                                                              ==========          =========

                           MICROSTRATEGY INCORPORATED
         Reconciliation of net income (loss) from continuing operations to pro forma net operating income (loss)
                     (in thousands, except per share data)
                                   (unaudited)


                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                   --------------------------------
                                                                                      2002                 2001
                                                                                   ---------            -----------
Net income (loss) from continuing operations                                        $  2,985            $ (11,338)

 Restructuring and impairment charges                                                  1,232                    -
 Amortization of goodwill and intangible assets                                          965                4,249
 Loss on investments                                                                     289                1,097
 Reduction in estimated cost of litigation settlement                                 (3,460)              (9,665)
 Other non-recurring items                                                              (219)                   -
                                                                                    --------            ---------
   Total pro forma adjustments                                                        (1,193)              (4,319)
                                                                                    --------            ---------
Pro forma net operating income (loss)                                               $  1,792            $ (15,657)
                                                                                    ========            =========




                           MICROSTRATEGY INCORPORATED
                    Pro forma adjustments - Cash vs. Non-cash
                                 (in thousands)
                                   (unaudited)


                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                   -------------------------------
                                                                                      2002                 2001
                                                                                   ---------            ----------
Non-cash:
Amortization of goodwill and intangible assets                                         965                 4,249
Loss on investments                                                                    289                 1,097
Reduction in estimated cost of litigation settlement                                (3,460)               (9,665)
Other non-recurring items                                                              (13)                    -
                                                                                  --------             ---------
   Total non-cash                                                                   (2,219)               (4,319)

Cash:
Restructuring and impairment charges                                                 1,232                     -
Other non-recurring items                                                             (206)                    -
                                                                                  --------             ---------
   Total cash                                                                        1,026                     -

   Total pro forma adjustments                                                    $ (1,193)            $  (4,319)
                                                                                  ========             =========

                           MICROSTRATEGY INCORPORATED
        Reconciliation of net income attributable to common stockholders to pro forma EBITDA
                      (in thousands, except per share data)
                                   (unaudited)




                                                                                       Three Months Ended
                                                                                            March 31,
                                                                              ----------------------------------
                                                                                 2002                    2001
                                                                              ----------             -----------
Net income attributable to common stockholders                                $     428              $  (22,729)

 Interest income                                                                   (230)                   (809)
 Interest expense                                                                 1,619                     284
 Provision for income taxes                                                         399                     289
 Depreciation and amortization                                                    2,528                   3,119
 Amortization of goodwill and intangible assets                                     965                   4,249
 Loss from discontinued operations                                                    -                   9,233
                                                                              ---------              ----------
EBITDA before pro forma adjustments                                               5,709                  (6,364)

Pro forma adjustments to EBITDA:
 Restructuring and impairment charges                                             1,232                       -
 Loss on investments                                                                289                   1,097
 Reduction in estimated cost of litigation settlement                            (3,460)                 (9,665)
 Other expense, net                                                                 116                      90
 Dividends on and accretion of series A, B, C and D
   convertible preferred stock                                                    2,557                   2,158
                                                                              ---------              ----------
Pro forma EBITDA                                                              $   6,443              $  (12,684)
                                                                              =========              ==========

                           MICROSTRATEGY INCORPORATED
           Computation of basic and diluted earnings (loss) per share
                      (in thousands, except per share data)
                                   (unaudited)



                                                 Three months ended                                  Three months ended
                                                   March 31, 2002                                      March 31, 2001
                                   -------------------------------------------------------------------------------------------------
                                      Income            Shares        Per Share        Income            Shares           Per Share
                                   (Numerator)      (Denominator)       Amount       (Numerator)      (Denominator)         Amount
                                   -----------      -------------       ------       -----------      -------------         ------
Net income (loss) from continuing
 operations                         $   2,985                                        $  (11,338)

Loss from discontinued operations           -                                            (9,233)
                                    ---------                                        ----------

Net income (loss)                       2,985                                           (20,571)

Dividends on and accretion of
 series A, B, C, and D convertible
 preferred stock                       (2,557)                                           (2,158)
                                    ---------                                        ----------

Net income (loss) attributable
 to common stockholders                   428                                           (22,729)

Effect of common stock:
Weighted average shares of
 class A common stock                                   46,846                                            30,293

Weighted average shares of
 class B common stock                                   46,531                                            50,976
                                    ---------        ---------                       ----------        ---------

Basic earnings (loss) per share           428           93,377        $    0.00         (22,729)          81,269          $   (0.28)
                                                                      =========                                           =========
Effect of dilutive securities:
Series C preferred stock               (4,957)          10,500
Series B preferred stock               (4,585)          12,500
Series A preferred stock                 (894)           2,447
                                    ---------        ---------                       ----------        ---------
Diluted loss per share              $ (10,008)         118,824        $   (0.08)     $  (22,729)          81,269          $   (0.28)
                                    =========        =========        ==========     ==========        =========          =========


The numerator in the diluted loss per share calculation for the three months ended March 31, 2002 has been adjusted to add a $10.4 million loss on conversion on the series C, B, and A preferred stock that would have resulted assuming settlement at the end of the period under the share settlement method.

The diluted loss per share calculation for the three months ended March 31, 2002 excludes the series D preferred stock, which was convertible into 2,902,200 shares of class A common stock, because its effect would have been anti-dilutive. Employee stock options of 2,675,034 and 3,398,999 for the three months ended March 31, 2002 and 2001, respectively, have also been excluded from the diluted loss per share calculation because their effect would have been anti-dilutive. Additionally, series A preferred stock, which was convertible into 3,744,152 shares of class A common stock, was excluded from the diluted loss per share calculation for the three months ended March 31, 2001 because its effect would have been anti-dilutive.